EXHIBIT 21

SUBSIDIARIES OF NAUTILUS, INC.

Nautilus Direct, Inc., a Washington corporation

Nautilus Human Performance Systems, Inc., a Virginia corporation

The Nautilus Group Sales Corporation, a Washington corporation

DFI Properties, LLC, a Virginia limited liability company

BFI Advertising, Inc., a Washington corporation

DFI Leaseco, LLC, a Washington limited liability company

Nautilus/Schwinn Fitness Group, Inc., a Colorado corporation

DF Hebb Industries, Inc., a Texas corporation

StairMaster Health & Fitness Products, Inc., a Washington corporation

Nautilus International Holdings, S.A., a Swiss corporation

Nautilus International, S.A., a Swiss corporation

Nautilus Switzerland, S.A., a Swiss corporation

Nautilus Fitness Deutschland GmbH, a German corporation

Nautilus Fitness UK Ltd., a United Kingdom corporation

Schwinn UK Ltd., a United Kingdom corporation

Nautilus Fitness Academy UK Ltd., a United Kingdom corporation

Schwinn Fitness Academy UK Ltd., a United Kingdom corporation

Nautilus Fitness Italy S.r.l., an Italian corporation

Nautilus Fitness Canada, Inc., a Canadian corporation

DashAmerica, Inc., a Colorado corporation, d/b/a Pearl Izumi USA, Inc.

Pearl Izumi GmbH, a German corporation

Pearl Izumi Spain, SL, a Spanish corporation

Pearl Izumi Europe BV, a Netherlands corporation